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                                                                     Exhibit 4.1


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                          THIRD SUPPLEMENTAL INDENTURE



                            dated as of June 2, 2006



                                     between



                            KIMCO REALTY CORPORATION



                                       and



                        THE BANK OF NEW YORK, as Trustee





                       ----------------------------------


                             SENIOR DEBT SECURITIES
                                       of
                            KIMCO REALTY CORPORATION

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                  THIS THIRD SUPPLEMENTAL INDENTURE is entered into as of June
2, 2006 (the "Third Supplemental Indenture"), by and between Kimco Realty Corporation, a Maryland corporation (the "Maryland Company"), and The Bank of New York (successor by merger to IBJ Schroder Bank & Trust Company), a corporation organized under the laws of the State of New York, as trustee (the "Trustee").

                  WHEREAS, Kimco Realty Corporation, a Delaware corporation and predecessor to the Company (the "Delaware Company"), and the Trustee entered into the Indenture dated as of September 1, 1993 (the "Original Indenture"), relating to the Delaware Company's senior debt securities;

                  WHEREAS, the Company and the Trustee entered into the First Supplemental Indenture, dated as of August 4, 1994 (the "First Supplemental Indenture"), pursuant to which the Company assumed all obligations of the Delaware Company under the Original Indenture pursuant to Section 801 of the Original Indenture;

                  WHEREAS, the Company and the Trustee entered into the Second Supplemental Indenture, dated as of April 7, 1995 (the "Second Supplemental Indenture" and, together with the Original Indenture and the First Supplemental Indenture, the "Indenture"), pursuant to which certain provisions of the Indenture were amended and certain additional provisions to the Indenture were added for the benefit of Holders of all series of Securities created on or after April 7, 1995 in accordance with Section 901 of the Indenture;

                  WHEREAS, Section 902 of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee may amend the Indenture, with the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected by such amendments (the "Requisite Consents"), by entering into a supplemental indenture;


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                  WHEREAS, the Company has solicited consents from the Holders of the Outstanding Securities to approve the proposed amendments to the Indenture set forth herein (the "Proposed Amendments") upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated May 16, 2006, and as supplemented on May 30, 2006 (as supplemented, the "Consent Solicitation"), as the same may be further amended, supplemented or modified;

                  WHEREAS, the Requisite Consents to effect the Proposed Amendments under the Indenture have been received;

                  WHEREAS, this Third Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company; and

                  WHEREAS, all other acts and proceedings required by law, by the Indenture, and by the charter documents of the Company to make this Third Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Outstanding Securities, the Company and the Trustee hereby agree as follows:


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                  Section 1. Relation to Indenture. This Third Supplemental
Indenture supplements the Indenture and shall be part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and Securities issued thereunder shall continue in full force and effect.

                  Section 2. Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the respective meanings given such terms in the Indenture.

                  Section 3. Amendment to Clause (a) of Section 1004 of the Indenture. Clause (a) of Section 1004 of the Indenture is hereby amended and restated to read in its entirety as follows:

                           "(a) The Company will not, and will not permit any
                  Subsidiary to, incur any Debt, if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 65% of Total Assets as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Securities Exchange Act of 1934, with the Trustee) prior to the incurrence of such additional Debt."

                  Section 4. Amendment to Clause (c) of Section 1004 of the Indenture. Clause (c) of Section 1004 of the Indenture is hereby amended and restated to read in its entirety as follows:


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                           "(c) In addition to the limitations set forth in
                  subsections (a) and (b) of this Section 1004, the Company will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Company or any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on property of the Company or any Subsidiary is greater than 40% of Total Assets as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Securities Exchange Act of 1934, with the Trustee) prior to the incurrence of such additional Debt."

                  Section 5. Amendment to Section 1014 of the Indenture. Section 1014 of the Indenture is hereby amended and restated to read in its entirety as follows:

                           "SECTION 1014. Maintenance of Unencumbered Total
                  Asset Value. The Company will at all times maintain an Unencumbered Total Asset Value in an amount of not less than one hundred fifty percent (150%) of the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries that is unsecured; this covenant shall apply solely to the benefit of Holders of series of Securities created on or after April 7, 1995."


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                  Section 6. Amendment to the Securities. The Securities include certain of the foregoing provisions from the Indenture to be amended pursuant to Sections 3, 4 and 5 hereof. Upon the effective date of this Third Supplemental Indenture, such provisions from the Securities shall be deemed amended as applicable.

                  Section 7. Trustee's Acceptance. The Trustee hereby accepts this Third Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                  Section 8. Reference to the Effect on the Indenture.

                  (a) On and after the effective date of this Third Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "hereof," or "herein" shall mean and be a reference to the Indenture as supplemented by this Third Supplemental Indenture unless the context otherwise requires.

                  (b) Except as specifically modified or amended by this Third Supplemental Indenture, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Third Supplemental Indenture by the Company and the Trustee, this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities shall be bound hereby. In case of conflict between the terms and conditions contained in the Securities and those contained in the Indenture, as modified and amended by this Third Supplemental Indenture, the provisions of the Indenture, as modified and amended by this Third Supplemental Indenture, shall control. Any and all references, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Third Supplemental Indenture (whether or not made), unless the context shall otherwise require.


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                  Section 9. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                  Section 10. Trust Indenture Act Controls. If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision of this Third Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the "Act"), as in force at the date this Third Supplemental Indenture is executed, the provision required by the Act shall control.

                  Section 11. Benefits of Third Supplemental Indenture or the Securities. Nothing in this Third Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Third Supplemental Indenture or the Securities.

                  Section 12. Successors. All agreements of the Company in this Third Supplemental Indenture shall bind its and their successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

                  Section 13. Concerning the Trustee. The Trustee shall not be responsible for any recital herein as such recitals shall be taken as statements of the Company, or the validity of the execution by the Company of this Third Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.


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                  Section 14. Certain Duties and Responsibilities of the
Trustee. In entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

                  Section 15. Counterparts and Method of Execution. This Third Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

                  Section 16. Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Third Supplemental Indenture as set forth in the text.

                  Section 17. Severability. In case any one or more of the provisions in this Third Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.


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                  IN WITNESS WHEREOF, Kimco Realty Corporation has caused this
Third Supplemental Indenture to be duly signed and acknowledged by its Chief Financial Officer hereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or Assistant Secretary and The Bank of New York has caused this Third Supplemental Indenture to be duly signed and acknowledged by one of its Assistant Vice Presidents thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Secretaries.

                            KIMCO REALTY CORPORATION,
                                a Maryland corporation


[Corporate Seal]
                              By: /s/ Michael V. Pappagallo
                                 ---------------------------------------------
                              Name:  Michael V. Pappagallo
                              Title: Chief Financial Officer

Attest:


By:    /s/ Glenn G. Cohen
   --------------------------------------
Name:  Glenn G. Cohen
Title: Vice President-Treasurer


                                                     THE BANK OF NEW YORK,
                                                             as Trustee


[Corporate Seal]
                              By: /s/ Geovanni Barris
                                 ---------------------------------------------
                              Name:  Geovanni Barris
                              Title: Vice President

Attest:


By:    /s/ Stacey B. Poindexter
   --------------------------------------
Name:  Stacey B. Poindexter
Title: Assistant Vice President


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STATE OF NEW YORK                         )
                                          ) ss:
COUNTY OF NEW YORK                        )


                  On this 1 day of June, 2006, before me personally came Michael
V. Pappagallo to me known, being by me duly sworn, did depose and say that he is the Chief Financial Officer of Kimco Realty Corporation, one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


[NOTARIAL SEAL]
                                 /s/ Kathleen M. Gazerro
                               -------------------------------------------------
                                        Notary Public

                               My commission expires
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                                                          [Notary Stamp]


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STATE OF NEW YORK                         )
                                          ) ss:
COUNTY OF NEW YORK                        )


                  On this 2nd day of June, 2006, before me personally came Geovanni Barris to me known, being by me duly sworn, did depose and say that he is a Vice President of The Bank of New York, one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


[NOTARIAL SEAL]
                                 /s/ Carlos R. Luciano
                               -------------------------------------------------
                                        Notary Public

                               My commission expires
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                                                          [Notary Stamp]


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